                                                                   EXHIBIT 10.20

                          NORTH POINTE AGENCY AGREEMENT

      This Agreement, dated June 1, 2004, is between:

         [X]  NORTH POINTE INSURANCE COMPANY, a Michigan insurer

         [X]  NORTH POINTE CASUALTY INSURANCE COMPANY, a Florida insurer of 10199 Southside Boulevard, Suite 200, Jacksonville, FL 32256 (each insurer named above, "Company") and AMELIA UNDERWRITERS, INC., of 2384 Sadler Road, Fernandina Beach, FL 32034 ("Agent"), whose Agent Code is #FL010.

      In consideration of the terms of this document and any of the following Addenda to this document:

                           Commission Addendum
                           Binding Authority Addendum
                           Company-Billed Policies Addendum
                           Wholesale Agency Addendum
                           Privacy Policy Addendum
                           Contingent Commission Addendum

(collectively, "Agreement"), the parties agree as follows:

APPOINTMENT AND AUTHORITY

1. The Company appoints Agent as its insurance agent. The Company grants Agent the authority to solicit and deliver insurance applications, policies, certificates and endorsements, and provide all of the customary services of an insurance agent on all contracts of insurance accepted by the Company from Agent.

2.    Agent is authorized to write business only in the line(s) noted:

                  Commercial lines
                  Personal lines - Automobile
                  Personal lines - Homeowners/Dwelling Fire
                  Horse Mortality

3. The policies solicited by Agent and written by the Company in these lines are referred to in this Agreement as the "Policies." The primary insured under a Policy is a "Policyholder."

4. Agent is not authorized to bind or cancel Policies, or alter Policies, binders or any other documents issued by the Company by endorsement or otherwise. The Company's receipt of an application for insurance and/or a premium payment does not automatically constitute binding coverage. Agent may not represent otherwise to any person.

5. Agent is not authorized to act as a wholesale agent or otherwise solicit Policies through the use of sub-agents, unless the parties have executed a Wholesale Agency Addendum or the Company otherwise has granted this authority to Agent in writing.

6. This agency appointment is not exclusive. Agent is an independent insurance agent. Agent may represent other insurance companies and the Company may appoint other insurance agents.

7. Agent will act on the Company's behalf only pursuant to the authority that this Agreement grants and the underwriting guidelines (including rules, regulations and rate manuals) and other written directives that the Company furnishes to Agent. The Company may amend these guidelines and directives at any time.

8. Agent will report to Company no later than 10 days after the requested effective date all endorsements, cancellations, renewals and similar actions that affect or change a risk previously bound with the Company.

9. Agent will maintain a complete record of all transactions involving the Company and the Policyholders, including records of all policies, endorsements, and modifications issued by the Company, billing and accounting transactions and notices of all claims or occurrences representing potential claims. The Company may inspect and audit these records at any reasonable time.

10. Agent will maintain Errors and Omissions Insurance in an amount, form and with a carrier reasonably acceptable to the Company.

PREMIUMS AND COMMISSIONS

11. The Policies will be either Agent-billed or Company-billed depending on the line of business and the billing Addendum to that effect between the parties. The Company may change this Agreement's billing provisions at its discretion.

12. Agent will hold any premiums, taxes, fees and audit premiums on any Policy that Agent receives under any circumstances as the Company's trustee, and will hold any such monies in trust for the Company's benefit in a properly maintained fiduciary account. Agent will retain the income from any such funds it holds in trust for the Company.

13. Agent will be liable to the Company for all premiums due on a Policy that Agent receives.

14. This is the Company's policy on checks returned for non-sufficient funds ("NSF"):

      a. If a Policyholder makes a down payment on a renewal policy with an NSF check, the Company will flat cancel the Policy.

      b. If a Policyholder makes an installment payment on a Policy in effect with an NSF check, the Company will cancel the Policy at the date of earned equity.

      c. If Agent makes a down payment or an installment payment on a Policy in effect with an NSF check, the Company will re-deposit the check one time. If the check is returned a second time, the Company will flat cancel the Policy if the check was for a down payment and cancel at the date of the earned equity if the check was for an installment premium.

      d. If a Policyholder makes a premium or other payment on a Policy to Agent by an NSF check and Agent has sent an agency check to the Company on that Policy, Agent must notify the Company about the NSF check in writing within 30 days of the Policy's effective date and send the Company a copy of both sides of the NSF check. When the Company receives the notice and the check copy, the Company will flat cancel the Policy if the check was for a down payment and cancel at the date of the earned equity if the check was for an installment premium. Agent must deliver both a timely notice and the check copy in order to be reimbursed from the return premium.

15. The Company will bill Policyholders directly for amounts due on installment premiums due the Company. If a Policyholder sends an installment or any other direct billed premium payment to Agent, Agent will remit that premium to the Company immediately upon receipt.

16. The Company will pay Agent commissions at the rate stated on this Agreement's Commission Addendum. Special commission rates may be negotiated via mutual agreement between the Agent and the Company. The Company may modify this Addendum at any time by providing 30 days prior written notice to Agent. The commissions fully compensate Agent for its services under this Agreement. The Company is not responsible for Agent's expenses.

17. If a Policy is cancelled with a return of unearned premium or if a Policy's premiums are reduced during its term, Agent will refund to the Company the commission it received on the returned or reduced premium, calculated on a pro rata basis at the rate at which the commission was originally paid. Agent will pay the refund within 10 days after the Company's written notice to Agent. This obligation survives this Agreement's termination.

18. The Company may, in its sole discretion, offset any payment due from Agent under this Agreement against any commissions due to Agent from the Company.

19. At its option, the Company may relieve Agent of the responsibility for collecting premiums resulting from audits on cancelled Policies or on audit Policies not renewed by Agent where Agent notifies the Company in writing within 30 days of initial billing date on audit Policies that the premiums cannot be collected by Agent, and submits written evidence of its attempts to collect these monies. The Company will not pay a commission to Agent on any premium balance for which the Company accepts collection responsibility, including audits billed directly to Policyholders by the Company.

CLAIMS

20. Agent will report to the Company all actual and potential claims on a Policy. This report will be made in writing no later than the end of the business day following the day that Agent receives notice of the claim, regardless of how the notice is obtained or received. Agent will forward to the Company immediately all proofs of loss, notice-of-claim letters, summons and complaint and other legal papers or documents relating to such a claim.

21. Agent is not authorized to respond to claims made on a Policy. Agent will not bind the Company to pay any claim submitted by a Policyholder to the Company, nor represent to a Policyholder that it can respond to a claim.

AGENT'S SUCCESSOR

22. Agent will notify the Company in writing of its intent to sell, merge or otherwise transfer all or part ownership of its insurance agency or its interest in the Policy expirations. This notice will be given as soon as practicable but not less than 30 days prior to the effective date of any such proposed transaction. At its sole discretion, the Company may assign this Agreement to the successor, enter into a new Agency Agreement with the successor, or terminate this Agreement.

23. Agent may not assign this Agreement without the Company's express written consent.

TERMINATION

24.   This Agreement will terminate if (any one):

      a. A party gives 60 days' advance written notice to the other, without assigning cause.

      b. Automatically, if Agent's license or certificate of authority is terminated, written notice of which Agent must give to the Company by the end of the business day following the date of termination.

      c. Automatically, on the effective date of the sale or transfer to, or merger with a successor of Agent's business, unless the Company has agreed to appoint the successor as an insurance agent as provided above.

      d. Automatically, if any federal or state insolvency proceeding is started by or against either party, which proceeding is not dismissed within 30 days of its filing.

      e. Immediately upon either party giving written notice to the other in the event of abandonment, fraud, or gross and willful misconduct on the part of such other party, in which case (unless otherwise agreed to by the Company) Agent's authority under this Agreement is immediately revoked.

      f. Upon Agent's default in its payment or performance obligations under this Agreement, in which case the Company immediately terminate this Agreement without notice and be relieved of any further obligation to Agent (while retaining the right to suspend Agent's authority of Agent on terms Company may provide in its sole discretion).

25. If this Agreement is terminated pursuant to subparagraph (a) above, the Company will service the unexpired Policies, and arrange for appropriate underwriting, claims, inspection, premium audit and other necessary services on these Policies. At Agent's request, the Company will provide the Agent with a complete list of existing direct billed Policies, including expiration dates, together with other information on the Policies contained in the Company's records as may reasonably be provided. The Agent's authority to write or submit any new business on behalf of the Company shall be terminated upon receipt of the written notice.

26. During this Agreement's term, both Agent and the Company will have the rights to the Policies' expirations and records. If this Agreement terminates, Agent's rights to the expirations and records will continue and become exclusive and the Company's rights will terminate. If, however, at termination the Agent is in default of any of this Agreement's obligations, then Agent's rights to the expirations and records will terminate and the Company's rights will continue and become exclusive. To this end, Agent grants the Company a security interest in the Policy's expirations.

OTHER TERMS

27. If there is a conflict between this document and any Addendum to this document, the Addendum will govern.

28. Where local usage or insurance law uses terms such as "producer" or "broker" instead of "agent" this Agreement is to be read so as to substitute the local usage term without other change in the express or implied meaning of its terms.

29. All supplies including forms, policies, manuals, and software rating discs furnished by the Company will remain the Company's property, and will be returned to the Company upon demand.

30. Agent shall not publish or distribute any advertisements, circulars or other materials referring to the Company or containing the Company's name or logo without first securing written approval from the Company.

31. Agent will indemnify the Company for any claim, damage or payment that the Company may become obligated to pay as a result of Agent's negligence or its acts or omissions that are beyond the scope of Agent's authority stated in this Agreement. This indemnity includes any out-of-pocket costs relating to the claim, damage or payment including attorney fees.

32. The Company will indemnify Agent for any claim, damage or payment that Agent may become obligated to pay as a result of the Company's negligence. This indemnity includes any out-of-pocket costs relating to the claim, damage or payment including attorney fees.

33. The Company alone may revise this Agreement after it gives the Agent no less than 30 days advance written notice describing the revision and its effective date. In the interest of proper recordation, but not as a condition to the effectiveness of the revision, the parties will confirm in writing and sign any revision of the Agreement.

34. The Company may immediately discontinue any product line described in this Agreement without liability to Agent. The discontinuance of any product line will not by itself result in a termination or suspension of this Agreement.

35. This Agreement supersedes any and all previous agency agreements between the parties.

36. Agent is not the Company's employee but instead is an independent insurance agent acting as an independent contractor. As such, the Agreement creates a principal-agent relationship between the Company and Agent, and the latter assumes fiduciary responsibilities toward the former.

37.   Michigan law governs this Agreement.

38. Federal and state financial services privacy laws govern how the parties must protect the privacy of current and potential Policyholders' personal nonpublic information. The Company's "Privacy Policy" is attached to this Agreement. The Company and Agent will each handle this personal nonpublic information with the standard of care and confidentiality described in the Privacy Policy, and in compliance with applicable law. Agent will follow the Privacy Policy in all of its actions on the Company's behalf. When Agent acts at the Company's request concerning a current or potential Policyholder, Agent will deal only with third parties that comply with these privacy laws in the way in which they handle this personal nonpublic information. Agent will not share personal nonpublic information about the Company's Policyholders with any third person.

39. If the insurance law governing the relationship between an insurer and its agent in the state in which Agent is located provides different time periods or otherwise contradicts some term in this Agreement, that state law governs.

40. A party's delay or omission in exercising any right will not waive that or any other right. A party will be deemed to have waived a right if it has done so in writing.

41. The invalidity of any particular provision of this Agreement will not affect the remaining terms and provisions of this Agreement, which will remain in full force and bind the parties to this Agreement.

NORTH POINTE INSURANCE COMPANY               AMELIA UNDERWRITERS, INC.
AND/OR                                       ("Agent")
NORTH POINTE CASUALTY INSURANCE COMPANY
("Company")

By: /s/ Donald C. Williams                   By: /s/ George Shaffield
    -----------------------                      --------------------
    Donald C. Williams, V.P. Marketing

                           BINDING AUTHORITY ADDENDUM
                               (COMMERCIAL LINES)

      This Addendum, effective June 1, 2004, is part of and amends the terms of the AGENCY AGREEMENT between "Company" as designated in the Agency Agreement and the Agent named below. Capitalized terms have the same definitions as are found in the Agency Agreement.

      1. The Company grants Agent authority to bind risks in the COMMERCIAL LINES of insurance business identified in the Agency Agreement.

      2. For each risk Agent binds, it will submit to the Company (a) the prospective Policyholder's application for insurance; and (b) the premium payment (or down payment if the Policy is to be paid on an installment basis) in the form of an agency check, policyholder's check or a money order. The Company must receive these materials within 10 business days of the requested effective date for insurance. Applications received after this time limit will be effective as of the date received in the Company's office.

      3. The Company may review, approve, reject, re-rate or quote alternatives to applications received from Agent, at the Company's sole discretion.

      4. The Company will prepare and issue Policies, endorsements and other necessary documents that will be forwarded to Agent for delivery to the Policyholder on business accepted by the Company.

      5. The Company may terminate this binding authority at any time upon 30 days written notice to Agent.

NORTH POINTE INSURANCE COMPANY               AMELIA UNDERWRITERS, INC.
AND/OR                                       ("Agent")
NORTH POINTE CASUALTY INSURANCE COMPANY
("Company")

By: /s/ Donald C. Williams                   By: /s/ George Shaffield
    -----------------------                      --------------------
    Donald C. Williams, V.P. Marketing

                        COMPANY BILLED POLICIES ADDENDUM

      This Addendum, effective June 1, 2004, is part of and amends the terms of the AGENCY AGREEMENT between "Company" as designated in the Agency Agreement and the Agent named below. Capitalized terms have the same definitions as are found in the Agency Agreement.

      1. The Company will bill COMMERCIAL LINES Policyholders for premiums on their Policies on a direct-bill basis.

      2. Agent's name will be displayed on all Company billings, renewal policies and renewal certificates, in type no smaller than produced by Company's data processing equipment.

      3. The Company will send to Agent copies of all bills, underwriting requests, recommendations, audits, cancellation notices and other written communications that it sends to the insured.

      4. The Company will prepare itemized Commission Statements in accordance with Company records, which will be sent to Agent on a monthly basis.

      5. The balance due shown in a Commission Statement will be paid to Agent not later than 30 days following the date the statement was prepared.

      6. Omission of any item(s) from a monthly commission statement will not relieve either party of the responsibility to account for and pay all amounts due the other, nor will it prejudice the right of either party to collect all such amounts due from the other.

      7. If the Company uses records relating to the Policies, including names of Policyholders and expiration dates, for purposes of soliciting the sale of other insurance products or services, Agent will be entitled to a reasonable commission or fee, where permitted by law, on any resulting sales.

      8. If this Agreement terminates, provided Agent is entitled to the Policies' expirations and records pursuant to the Agency Agreement, the Company will notify all Company billed Policyholders at least 45 days prior to renewal date of its intent not to renew their policies, and will furnish Agent a record of in-force billed Policies, including expiration dates and policy numbers.

NORTH POINTE INSURANCE COMPANY               AMELIA UNDERWRITERS, INC.
AND/OR                                       ("Agent")
NORTH POINTE CASUALTY INSURANCE COMPANY
("Company")

By: /s/ Donald C. Williams                   By: /s/ George Shaffield
    -----------------------                      --------------------
    Donald C. Williams, V.P. Marketing

                            WHOLESALE AGENCY ADDENDUM

      This Addendum, effective June 1, 2004, is part of and amends the terms of the AGENCY AGREEMENT between "Company" as designated in the Agency Agreement and the Agent named below. Capitalized terms have the same definitions as are found in the Agency Agreement.

1. Notwithstanding anything else in the Agency Agreement to the contrary, Agent is authorized to act as a wholesale Agent or otherwise solicit Policies through the use of sub-agents or retail agents.

2. The grant of this authority does not restrict Agent's right to market the Company's insurance products both directly to potential Policyholders and through sub-agents, who will be deemed agents of Agent for purposes of carrying out the Agency Agreement's terms. The Company retains the right to pre-qualify any such sub-agents.

3. Any document stating the terms of Agent's appointment of a sub-Agent for purposes of marketing the Company's insurance products will incorporate by reference the terms of the Agency Agreement. Agent is obligated to enforce the terms of the Agency Agreement as to any of its sub-agents.

NORTH POINTE INSURANCE COMPANY               AMELIA UNDERWRITERS, INC.
AND/OR                                       ("Agent")
NORTH POINTE CASUALTY INSURANCE COMPANY
("Company")

By: /s/ Donald C. Williams                   By: /s/ George Shaffield
    -----------------------                      --------------------

                               COMMISSION ADDENDUM

      This Addendum, effective June 1, 2004, is part of and amends the terms of the AGENCY AGREEMENT between "Company" as designated in the Agency Agreement and the Agent named below. Capitalized terms have the same definitions as are found in the Agency Agreement.

      Unless otherwise determined by the Company on an individual risk basis, the Company will pay Agent the following Commission rates:

                                              RATE
                                              ----
Commercial Property:                           16%
Commercial Package Policies (CPP):             16%
Inland Marine:                                 16%
Business Owners Policies (BOP):                16%
General Liability:                             16%
Composite Rated Contractors Program (CRCP):    16%
Garage Package (Auto Service Pac):             16%
Commercial Automobile:                         16%
Commercial Umbrella:                           10%
Restaurant Program:                            16%

The Company may modify this Addendum at any time by providing 30 days prior written notice to Agent. The commissions fully compensate Agent for its services under this Agreement. The Company is not responsible for Agent's expenses.

NORTH POINTE INSURANCE COMPANY               AMELIA UNDERWRITERS, INC.
AND/OR                                       ("Agent")
NORTH POINTE CASUALTY INSURANCE COMPANY
("Company")

By: /s/ Donald C. Williams                   By: /s/ George Shaffield
    -----------------------                      --------------------
    Donald C. Williams, V.P. Marketing

                         CONTINGENT COMMISSION ADDENDUM

      This Addendum, effective June 1, 2004, is part of and amends the terms of the AGENCY AGREEMENT between "Company" as designated in the Agency Agreement and the Agent named below. Capitalized terms have the same definitions as are found in the Agency Agreement.

1. The Company agrees to pay and the Agent agrees to accept as full compensation on the product lines described in the Commission Addendum and placed with the Company through Agent, a commission consisting of: (1) an advance commission in accordance with the terms and provisions of Agency Agreement and Commission Addendum; and (2) a contingent commission which shall be determined and paid in accordance with the terms and conditions set forth in the Agency Agreement and this Addendum.

2. Subject to the terms and conditions of the Agency Agreement, the contingent commission shall be calculated and paid on the following basis:

      a. The Company will not pay the contingent commission for any calendar year period for which the contingent commission calculation is being made, unless the written premiums, less return premiums, produced by Agent exceeds $100,000.

      b. The Company has no obligation to pay the contingent commission with respect to any premiums before such premiums are earned and received by the Company.

      c. The Company has no obligation to pay the contingent commission if the Agent is delinquent in either accounting or payment of monies due the Company.

      d. If Agent meets the requirements of Section 2(c) of this Addendum, then within 90 days after the end of the current calendar year and each calendar year thereafter (i) an accounting shall be prepared at the home office of the Company reflecting the following for that calendar year and (ii) the applicable contingent commission computed therein shall be paid by the Company to Agent, subject to the other provisions of this Addendum.

                   CONTINGENT COMMISSION CALCULATION ADDENDUM

EARNED PREMIUM

LESS:     ADVANCE COMMISSIONS                    _____________

LESS:     LOSSES (AS DEFINED BELOW)              _____________

LESS:     PREMIUM TAXES                          _____________

LESS:     GENERAL AND ADMINISTRATIVE EXPENSES    _____________

EQUALS:   BASE FOR CONTINGENT COMMISSION         _____________ PROFIT/(DEFICIT)

CONTINGENT COMMISSION (25% OF BASE)              _____________

As used in this Addendum, "losses" include:

            (i) Losses actually paid and adjustment expenses in connection therewith;

            (ii) Losses outstanding, which includes unsettled losses and adjustment expenses in connection therewith as estimated by the Company; and

            (iii) Reserves for incurred but not reported (IBNR) losses, including reserve deficiencies for losses and expenses, as estimated by the Company. Such reserve shall be subject to adjustment by the Company for any accounting period.

3. Acceptance and endorsement of the Company's check issued in payment of commission due under the terms of any addendum shall constitute a representation by Agent that all known claims under the policies issued by or on behalf of the Company have been accurately, promptly and completely reported to the Company.

4. With respect to any deficits created by the above contingent commission calculation, the Company, at its sole option, may do one of the following:

      a.    waive the deficit;

      b. forward the deficit one (1) year (i.e., set off the deficit in the calendar year following the current year);

      c. forward the deficit two (2) years (i.e., set off the deficit in the two calendar years following the current year); or

      d.    impose the deficit in the current year.

5. Agent agrees that if the result of the contingent commission computation on the lines of business to which this Addendum relates produces a deficit amount, then such deficit amount is to be deducted from any other contingent commission payable to Agent on any other lines of business. Agent further agrees that if the results of the contingent commission computation on the lines of business to which this Addendum relates produces a positive amount, then this positive amount may be applied by the Company to reduce or extinguish any existing deficit under any other contingent commission computation with respect to Agent on any other lines of business.

6. The Company retains the right to modify or revise the terms and conditions of this Addendum and the calculation(s) used in determining the contingent commission payable to the Agent after giving the Agent 30 days advance written notice of such modification or revision.

7. In the event of termination of the Agency Agreement, no contingent commission shall be paid with respect to the calendar year in which the Agency Agreement is terminated and following calendar years.

NORTH POINTE INSURANCE COMPANY               AMELIA UNDERWRITERS, INC.
AND/OR                                       ("Agent")
NORTH POINTE CASUALTY INSURANCE COMPANY
("Company")

By: /s/ Donald C. Williams                   By: /s/ George Shaffield
    -----------------------                      --------------------
    Donald C. Williams, V.P. Marketing

                                       2